UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 29, 2024

FERGUSON ENTERPRISES INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42200	38-4304133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

751 Lakefront Commons
Newport News, Virginia	23606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1-757-874-7795

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	FERG	New York Stock Exchange
	Indicate by check	London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 29, 2024 (the “Effective Date”), Ferguson Enterprises Inc. and certain of its subsidiaries, entered into an Omnibus Amendment and Consent (the “Omnibus Amendment”) that amends each of (i) the Receivables Purchase Agreement, dated as of July 31, 2013 (as amended from time to time prior to the Omnibus Amendment, the “Receivables Purchase Agreement”), among Ferguson Enterprises Inc. and certain of its subsidiaries, the conduit purchasers, committed purchasers, letters of credit banks and facility agents party each thereto, and Royal Bank of Canada, as administrative agent (as amended by the Omnibus Amendment, the “Amended Receivables Purchase Agreement”) and (ii) the Purchase and Contribution Agreement, dated as of July 31, 2013 (as amended from time to time prior to the Omnibus Amendment, the “Purchase and Contribution Agreement”), among Ferguson Enterprises, LLC, Ferguson Receivables, LLC and other subsidiaries of Ferguson Enterprises Inc. (as amended by the Omnibus Amendment, the “Amended Purchase and Contribution Agreement”). All capitalized terms used herein shall have the meaning set forth in the Omnibus Amendment, the Amended Receivables Purchase Agreement or the Amended Purchase and Contribution Agreement, as applicable, unless otherwise defined herein.

The Omnibus Amendment amended the Receivables Purchase Agreement to: (a) extend the termination date to October 29, 2027 for all Purchase Groups except the TD Purchase Group, (b) revise certain limitations on Reassigned Receivables and Acquisition Receivables, (c) add one originator and remove one originator, (d) terminate the PNC Purchase Group’s (and each of its members’) rights and obligations under the Receivables Purchase Agreement, (e) reallocate the Maximum Net Investment among the remaining Purchase Groups and (f) make certain other amendments and implement corresponding technical updates.

The Omnibus Amendment amended the Purchase and Contribution Agreement to, among other things, add one originator and remove one originator and make certain other amendments and implement corresponding technical updates.

The Amended Receivables Purchase Agreement and the Amended Purchase and Contribution Agreement contain conditions, covenants, representations and warranties and events of default (with customary grace periods, as applicable).

The foregoing description of the Omnibus Amendment, the Amended Receivables Purchase Agreement and the Amended Purchase and Contribution Agreement is a summary and is qualified in its entirety by reference to the Omnibus Amendment, the Amended Receivables Purchase Agreement included therein as Annex A and the Amended Purchase and Contribution Agreement included therein as Annex B, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Omnibus Amendment and Consent (Ferguson Receivables, LLC), dated as of October 29, 2024, among Ferguson Receivables, LLC, as seller, Ferguson Enterprises, LLC, as servicer, the originators, the conduit purchasers, committed purchasers, letters of credit banks and facility agents party each thereto, Royal Bank of Canada, as administrative agent, and Ferguson Enterprises Inc., as parent, amending the Receivables Purchase Agreement and the Purchase and Contribution Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2024

Ferguson Enterprises Inc.

By:	/s/ William Brundage
Name:	William Brundage
Title:	Chief Financial Officer